UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 23, 2011)

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22165
Houston, Texas 77227-2165
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 942-6575

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement

On December 23, 2011, Gulf United Energy, Inc. (the “Company”), through its wholly owned subsidiary Gulf United Energy Cuenca Trujillo Ltd., and SK Innovation Co., Ltd. (formerly SK Energy Co. Ltd., “SK”) entered into an amendment (the “Amendment”) to that certain farmout agreement, dated as of May 31, 2010 (the “Farmout Agreement”), relating to SK’s assignment to the Company of a 40% working interest in Block Z-46 Peru.  Pursuant to the Amendment, the date on which the Company is required to have received regulatory approval to the assignment of the Z-46 interest was extended to May 31, 2012.  Except for the amendment described above, all terms and conditions of the Farmout Agreement remain unchanged and in full force and effect.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 8.01 Other Events

As previously reported in the Company’s Form 10-K for the fiscal year ended August 31, 2011 filed with the Securities and Exchange Commission on November 29, 2011 (the “Form 10-K”), the Company, through its wholly owned subsidiary Gulf United Energy de Colombia Ltd., and SK entered into an amendment to the farmout agreement relating to the assignment to the Company of a 12.5% working interest in Block CPO-4 Colombia.  Pursuant to the amendment, the date on which the Company is required to have received regulatory approval to the assignment of the CPO-4 interest was extended to April 30, 2012.  A copy of the amendment is filed as Exhibit 10.2 to the 10-K.

ITEM 9.01  Financial Statements and Exhibits

(c)          Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	First Amendment to Farmout Agreement by and between SK Innovation and Gulf United Energy Cuenca Trujillo Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2011

GULF UNITED ENERGY, INC.

By:	/S/ JOHN B. CONNALLY III
John B. Connally III, Chief Executive Officer